Exhibit 99.1

PRESS RELEASE

Dynacq Comments on Barron’s Article

HOUSTON—(BUSINESS WIRE)—September 16, 2003—

Dynacq International Inc. (NASDAQ/NM:DYII) commented today on a Barron’s article which analyzed Dynacq’s outstanding growth and profitability and provided some of the reasons why the Company is more profitable than most hospital holding companies. After acknowledging that both Forbes and Fortune have recognized Dynacq as one of the outstanding growth companies in America, Barron’s writer Rhonda Brammer raised questions whether the Company might face a more difficult environment in the future because of a previous lawsuit with a Texas workers compensation insurance carrier, the possibility of some as yet unannounced regulations from the Texas Workers Compensation Commission and a regulatory proceeding involving a surgeon who had staff privileges (now suspended) at one of the Company’s subsidiary hospitals. Dynacq is a holding company which does not operate any hospitals. Any references to hospitals or to cases refer to hospitals owned and operated by Dynacq’s subsidiaries and affiliates.

The Company believes that the Barron’s article provided a slanted and mistaken account of Dynacq’s current and future business and dredged up some old news regarding reimbursement disputes with one of the Texas insurers and a regulatory proceeding involving a surgeon who used to have staff privileges at a subsidiary hospital. The Company expects that the article will be welcomed by the short sellers who have been holding short positions of almost 1,500,000 shares of Dynacq stock, probably at a large loss. James N. Baxter, Executive Vice President, said, “The short sellers must be heaving a sigh of relief to have some negative ‘news’ to permit some covering of positions before the Company reports its results for the fiscal year ended August 31, 2003.”

To set the record straight, the following are some of the reasons for Dynacq’s remarkable growth and profitability:

•	Dynacq’s business is diversifying away from workers comp cases. In the last quarter more than 50% of Dynacq’s inpatient surgeries came from weight reduction or bariatric surgery and related procedures—not workers comp cases. Dynacq’s successful newer subsidiary hospital in Baton Rouge handles only a single digit percent of workers comp cases. Once Dynacq’s new Dallas hospital begins handling inpatient surgical cases, expected late this year, the proportion of Dynacq’s workers comp cases is expected to decline further. The New York Times recently reported that the surging demand for obesity surgery is creating great demand for the relatively few hospitals, like Dynacq’s subsidiary hospitals in Pasadena and Baton Rouge, which are equipped to handle this surgery. We plan for the Dallas hospital to be similarly configured.

•	Dynacq subsidiary hospitals focus on pre-certified out-of-network complex surgical procedures utilizing minimally invasive high tech surgical devices. Based on the Case Mix Index of the Centers for Medicare and Medicaid Services, designed to measure the relative difficulty of medical care provided in hospitals to support appropriate reimbursements to the hospitals, the average surgery at Dynacq’s Pasadena subsidiary Vista Medical Center is more than twice the difficulty of the average surgery in U.S. hospitals overall. Such surgical procedures understandably are entitled to larger fees than simpler surgeries. The precertified nature of these surgeries explains in part why Dynacq expects insurers to pay Dynacq subsidiary hospitals the amounts which are due in accordance with existing regulations.

•	The former litigation with Texas Mutual is a normal part of Dynacq’s business strategy of providing first class medical facilities for complex surgeries and refusing to accept payments from insurers which are less than the amounts scheduled by the Texas Workers Compensation Commission. Texas Mutual is only one of the workers comp insurance payers in Texas and it cannot dictate what it is required to reimburse. Whatever Texas Mutual may assert, only the Texas Workers Compensation Commission can ultimately determine the reimbursements. In any event, all of the underpayments by Texas Mutual which were detailed in the Barron’s article have long since been fully accounted for and will have no adverse effect on Dynacq’s financials. In addition, the hospitals involved are still pursuing certain of these claims in administrative appeals.

•	Dynacq’s subsidiary hospitals’ use of minimally invasive techniques and instruments permits patients to return to their families sooner than traditional surgical techniques would. Thus the average hospital stay at Dynacq subsidiary hospitals is about three days. This means that a large number of inpatient procedures per bed can be accomplished. Because the hospitals do not keep unnecessary beds, the revenue per bed is far greater than the rural general hospitals and far larger HCA hospitals mentioned in the Barron’s article.

•	Dynacq’s relatively small size and the newness of its hospitals permit them to be flexible and efficient in serving the needs of their patients and doctors practicing in the hospitals. For example, the hospitals’ block scheduling of two operating rooms for each high volume surgeon provides the patient and the surgeon the benefit of reliable scheduling and permits efficient use of the hospital facilities, also increasing the revenue to the hospital, compared to larger more inflexible bureaucratic hospitals.

•	Dynacq through its subsidiaries owns or leases 100% of the land and buildings and equipment at the hospitals. Physicians own 8.5% of the operating partnership at Vista Medical Center in Pasadena, Texas. This is a substantially lower percentage of physician ownership than that which prevails at a number of other companies in the industry, and the Company does not believe that it adversely affects the Company’s business.

•	With the build up of Baton Rouge, the expected operations of Dallas coming soon and other potential locations being actively considered, the percentage contribution of Vista Medical Center Pasadena is expected to decline over time as anticipated operations from Baton Rouge and Dallas and other locations are added. The

Company is enthusiastic in contemplating a bright future, especially with the addition of both Baton Rouge and Dallas.

•	Any changes in the regulatory system and reimbursement system of the Texas Workers Compensation Commission will receive the Company’s prompt attention, and, as in the past, management will make decisions, in compliance with applicable laws and regulations, which it deems in the best interests of patients and shareholders. However, an undefined possible new regulation which has not even been proposed cannot be addressed by any participant in the healthcare industry, including Dynacq.

•	The temporary suspension of the medical license of a nonemployee physician practicing at any Dynacq hospital is of course a concern, and Vista Medical Center promptly suspended Dr.Scheffey’s hospital privileges, in accordance with the hospital’s policies. But this concern does not affect Dynacq’s overall business, which is far greater than the status of a particular doctor’s license at a particular subsidiary hospital.

•	As previously announced, the U.S. District Court for the Southern District of Texas has dismissed with prejudice the class action against Dynacq International Inc. and certain of its officers which was brought in early 2002 following an article by Herb Greenberg of The Street.com, which was quoted in the lawsuit.

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. More detailed information about factors that may cause actual results to materially differ is contained in the Company’s filings with the Securities and Exchange Commission. The words “looking forward,” “believe,” “expect,” “likely,” “contemplating,” “anticipating,” “bright future” and “near future” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that such statements were made. The Company undertakes no obligation to update any forward-looking statements contained in this press release.

Source: Dynacq International Inc.